Exhibit 99.2

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$143,490	$130,937	$417,722	$369,016
Cost of operations	56,398	53,438	163,418	151,977
Sales and marketing	32,950	32,561	99,182	94,916
General and administrative	23,243	22,689	69,363	70,505
Depreciation and amortization	7,667	6,552	22,037	20,040
Interest income	19	16	51	54
Interest expense	6,171	5,833	18,515	17,497
Loss on convertible notes	—	3,296	—	3,296
Other expense	—	—	—	1,353

Income before income tax provision	17,080	6,584	45,258	9,486
Income tax provision	7,275	3,353	19,471	5,182

Net income	$9,805	$3,231	$25,787	$4,304

Net income per common share:
Basic	$0.26	$0.07	$0.67	$0.09

Diluted	$0.23	$0.06	$0.61	$0.09

Weighted-average shares outstanding used in computing income per common share:
Basic	37,960	48,540	38,349	48,954

Diluted	45,757	50,594	46,364	50,315

WEBMD HEALTH CORP.

CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue
Public portal advertising and sponsorship	$117,695	$109,608	$343,110	$308,829
Private portal services	25,795	21,329	74,612	60,187

	$143,490	$130,937	$417,722	$369,016

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$39,301	$31,720	$110,484	$82,250

Interest, taxes, non-cash and other items (b)
Interest income	19	16	51	54
Interest expense	(6,171)	(5,833)	(18,515)	(17,497)
Income tax provision	(7,275)	(3,353)	(19,471)	(5,182)
Depreciation and amortization	(7,667)	(6,552)	(22,037)	(20,040)
Non-cash stock-based compensation	(8,402)	(9,471)	(24,725)	(30,632)
Loss on convertible notes	—	(3,296)	—	(3,296)
Other expense	—	—	—	(1,353)

Net income	$9,805	$3,231	$25,787	$4,304

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.
(b)	Reconciliation of Adjusted EBITDA to net income.

WEBMD HEALTH CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Cash and cash equivalents	$699,847	$824,880
Accounts receivable, net	113,448	124,232
Prepaid expenses and other current assets	15,091	13,243
Deferred tax assets	12,350	13,620

Total current assets	840,736	975,975

Property and equipment, net	61,238	64,884
Goodwill	202,980	202,980
Intangible assets, net	15,048	13,834
Deferred tax assets	33,297	38,802
Other assets	25,799	29,153

Total Assets	$1,179,098	$1,325,628

Liabilities and Stockholders’ Equity
Accrued expenses	$65,260	$73,739
Deferred revenue	84,247	85,148
Liabilities of discontinued operations	1,506	1,506

Total current liabilities	151,013	160,393

2.25% convertible notes due 2016	252,232	252,232
2.50% convertible notes due 2018	400,000	400,000
1.50% convertible notes due 2020	300,000	300,000
Other long-term liabilities	20,792	22,103

Stockholders’ equity	55,061	190,900

Total Liabilities and Stockholders’ Equity	$1,179,098	$1,325,628

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$25,787	$4,304
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,037	20,040
Non-cash interest, net	3,384	3,245
Non-cash stock-based compensation	24,725	30,632
Deferred income taxes	6,791	4,592
Loss on convertible notes	—	3,296
Changes in operating assets and liabilities:
Accounts receivable	10,784	6,917
Prepaid expenses and other, net	(2,429)	(100)
Accrued expenses and other long-term liabilities	(9,319)	(5,689)
Deferred revenue	(901)	(5,326)

Net cash provided by operating activities	80,859	61,911

Cash flows from investing activities:
Cash paid in business combination	(3,182)	—
Purchases of property and equipment	(17,964)	(9,901)
Proceeds from sale of property and equipment	—	1,381

Net cash used in investing activities	(21,146)	(8,520)

Cash flows from financing activities:
Proceeds from exercise of stock options	35,857	19,482
Cash used for withholding taxes due on stock-based awards	(31,294)	(7,321)
Repurchase of convertible notes	—	(101,750)
Repurchase of shares through tender offers	(97,560)	(170,516)
Purchases of treasury stock	(103,602)	(9,023)
Excess tax benefit on stock-based awards	11,853	—

Net cash used in financing activities	(184,746)	(269,128)

Net decrease in cash and cash equivalents	(125,033)	(215,737)
Cash and cash equivalents at beginning of period	824,880	991,835

Cash and cash equivalents at end of period	$699,847	$776,098

WEBMD HEALTH CORP.

NET INCOME PER COMMON SHARE

(In thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Numerator:
Net income — Basic	$9,805	$3,231	$25,787	$4,304
Interest expense on 1.50% convertible notes, net of tax	864	—	2,592	—

Net income — Diluted	$10,669	$3,231	$28,379	$4,304

Denominator:
Weighted-average shares — Basic	37,960	48,540	38,349	48,954
Stock options and restricted stock	2,113	2,054	2,333	1,361
1.50% convertible notes	5,684	—	5,682	—

Adjusted weighted-average shares after assumed conversions — Diluted	45,757	50,594	46,364	50,315

Net income per common share:
Basic	$0.26	$0.07	$0.67	$0.09

Diluted	$0.23	$0.06	$0.61	$0.09